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                                                                    EXHIBIT 10.1

                                 PROMISSORY NOTE

$1,000,000                                                       January 4, 1999
                                                             Ann Arbor, Michigan

         FOR VALUE RECEIVED the undersigned ("Payor") promises to pay to the order of Warner-Lambert Company, a Delaware corporation, ("Payee") at Payee's option, either (a) the principal sum of One Million ($1,000,000) Dollars with interest thereon at the per annum rate equal to 2% plus the prime commercial lending rate of Citibank of New York, in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment (the "Principal Amount Plus Interest"), or (b) the number of shares of common stock of Payor equal to the Principal Amount Plus Interest divided by the average closing price of the common stock of Payor (on the nationally recognized stock exchange on which such shares are then traded) for the 30 days prior to the required date of payment.

         The principal and accrued interest shall be due and payable in full on or before December 31, 1999 in one of the two following forms chosen by Payee as described above.

         The Payor shall be entitled to prepayment at any time without penalty provided Payee shall have the right to choose the method of payment from the two options set forth above.

         Payor hereby waives grace, notice, protest, demand, presentment for payment, and diligence in the collection of this Note, and in filing suit hereon, and agrees that its liability for the payment hereof shall not be affected or impaired by any release or change in the security, or by any extension of the time for any payment.

         Should any default be made in any type of payment of either interest or principal as previously provided and continue for thirty (30) days thereafter, then the full unpaid principal of this obligation and all interest accrued thereon and/or unpaid shall, in the discretion of the Payee become due and payable, and may be collected forthwith regardless of the stipulated date of maturity, time being of the essence. Further, all costs and reasonable attorney fees incurred by the Payee hereof in collecting or enforcing payment shall be paid upon demand by the Payor. Any failure of the Payee to exercise such options to accelerate shall not constitute waiver of the right to exercise such options to accelerate at any future time.

         If it be determined that the legal authority to charge or reserve the rate of interest hereinbefore specified has expired, or if such rate of interest reserved or charged under this Note is for any reason determined, held, declared, stated or adjudicated to be usurious, in whole or in part or in any manner, the highest legal rate then permitted to be charged, unless otherwise stipulated in writing between the Payee and Payor of this Note, shall be, at the option of the Payee, immediately due, payable and collectible in full, without notice to any party.


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         The undersigned hereby waives demand, presentment for payment, notice of dishonor, protest and notice of protest, and diligence in collection or bringing suit. The Payee hereof may extend the time for payment or accept partial payment without discharging or releasing the undersigned.

         The Payor acknowledges that this Note is made and delivered in the State of Michigan and does consent to the jurisdiction over it of the Courts of the State of Michigan in connection with all proceedings to enforce the Note.

                             PAYOR:

                             CoCensys, Inc.

                             By:           /s/ F. Richard Nichol, PH.D.
                                           -------------------------------------
                             Name:         F. Richard Nichol, PH.D.
                                           -------------------------------------
                             Title:        President and Chief Executive Officer
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